Exhibit 10.6

FIRST ADDENDUM TO
STOCK PURCHASE AGREEMENT

This First Addendum to Stock Purchase Agreement (this “Agreement”) dated January 3, 2013, to be effective as of September 20, 2012 (the “Effective Date”), is by, between and among Mainstream Entertainment, Inc. (the “Seller”) and First Power & Light, LLC (the “Purchaser”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties previously entered into a Stock Purchase Agreement (the “Stock Purchase”) on or around September 20, 2012, a copy of which is attached hereto as Exhibit A;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase; and

WHEREAS, the Parties desire to enter into this Agreement to amend, modify and clarify certain provisions, terms and conditions of the Stock Purchase and to provide for an addendum to the Stock Purchase as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained and set forth in the Stock Purchase, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           Amendments, Clarifications and Addendums to the Purchase Agreement.

(a)
The transactions contemplated by the Stock Purchase have not closed to date as such transactions are subject to the satisfaction of those terms and conditions set forth in the Letter of Intent by and between the Parties dated July 2, 2012, a copy of which is attached hereto as Exhibit B (which shall include, but not be limited to the Seller being DTC eligible)(collectively, the “Closing Conditions”).

(b)
Purchaser has previously paid the $50,000 due to the Seller in connection with the purchase of the 50,000,000 shares of restricted common stock (the “Shares”) contemplated by the Stock Purchase (the “Purchase Price”) and the Seller has previously issued the Shares, which are currently being held in escrow pending the satisfaction of the Closing Conditions.

(c)
The Shares shall not be treated as beneficially owned by the Purchaser (or its assigns) and the Purchaser (and/or its assigns) shall have no right to vote or dispose of such Shares until the Closing Conditions are met.

(d)	The Seller has previously had access to and in fact has used the Purchase Price (or a portion thereof) for general working capital.

(e)
The Shares shall continue to be held in escrow by the Seller pending the satisfaction of the Closing Conditions, and subject to cancellation as provided below, and the Seller shall have full access to and use of the Purchase Price.

(f)
In the event the Closing Conditions do not occur and the Parties mutually agree to terminate the Purchase Agreement, the Seller shall cancel the Shares and shall promptly pay $50,000 to the Purchaser at which time the Purchase Agreement shall be considered terminated and cancelled.  The Purchaser (and its assigns) shall provide reasonable assistance to and execute whatever documentation the Seller or its Transfer Agent may reasonably request from the Purchaser (and its assigns) in order to affect such cancellation.

(g)
The Purchaser (and/or its assigns) shall execute such documentation and certifications as the Seller shall reasonably request from time to time to insure and confirm that a valid exemption from registration exists for the issuance of the Shares prior to the transfer of the Shares to the Purchaser, which shall hereafter be an additional Closing Condition of the purchase of the Shares.

2.           Reconfirmation of Stock Purchase. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Stock Purchase, to the extent the same are not amended hereby.

3.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Stock Purchase to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Stock Purchase as modified or waived hereby.

4.           Stock Purchase to Continue in Full Force and Effect.  Except as specifically modified herein, the Stock Purchase and the terms and conditions thereof shall remain in full force and effect.

5.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

Mainstream Entertainment, Inc.

By: /s/ Charles Camorata

Its: President

Printed Name: Charles Camorata

Date: 1/3/13

First Power & Light, LLC

By: /s/ Malcolm Adler

Its: President

Printed Name: Malcolm Adler

Date: 1/3/13